FOR IMMEDIATE RELEASE

Contact:      Carol DiRaimo, Vice President of Investor Relations
              (913) 967-4109

                        Applebee's International Reports
                   Fourth Quarter and Fiscal Year 2006 Results

OVERLAND PARK, KAN., February 14, 2007 -- Applebee's International, Inc. (Nasdaq:APPB) today reported net earnings of $18.5 million, or $0.25 per diluted share, for the fourth quarter ended December 31, 2006. This compares to net earnings of $20.5 million, or $0.27 per diluted share, for the fourth quarter of 2005, including the cumulative effect of a change in accounting principle.

Excluding impairment and other restaurant closure costs of $2.3 million ($1.6 million after-tax or approximately $0.02 per share) and stock-based compensation of $5.2 million ($3.6 million after-tax or approximately $0.05 per share), net earnings were $23.7 million, or $0.32 per diluted share, for the fourth quarter of 2006. A reconciliation of non-GAAP measurements to GAAP results is attached to this release. Fourth quarter 2006 results include 14 weeks as compared to 13 weeks in the 2005 quarter. The benefit of the additional week in the fourth quarter of 2006 was approximately $0.05 per diluted share.

For the fiscal year ended December 31, 2006, net earnings were $80.9 million, or $1.08 per diluted share. This compares to net earnings of $101.8 million, or $1.27 per diluted share, for fiscal year 2005, including the cumulative effect of a change in accounting principle.

Excluding impairment and other restaurant closure costs of $8.8 million ($5.8 million after-tax or approximately $0.08 per share), legal expenses related to the pending settlement of a lawsuit of $1.5 million ($1.0 million after-tax or approximately $0.01 per share) and stock-based compensation of $21.8 million ($14.4 million after-tax or approximately $0.19 per share), net earnings were $102.1 million, or $1.36 per diluted share, for fiscal year 2006. Excluding impairment and other restaurant closure costs of $3.9 million ($2.5 million after-tax or approximately $0.03 per share) and stock-based compensation of $2.2 million ($1.4 million after-tax or approximately $0.02 per share), net earnings were $105.8 million, or $1.32 per diluted share, for fiscal year 2005. Fiscal year 2006 results include 53 weeks as compared to 52 weeks in fiscal year 2005. The benefit of the additional week in fiscal year 2006 was approximately $0.05 per diluted share.

                                    - more -

February 14, 2007
Page 2


As previously reported, system-wide domestic comparable sales for the fourth quarter of 2006 decreased 1.1 percent. Comparable sales for company restaurants decreased 1.4 percent and domestic franchise restaurant comparable sales decreased 1.0 percent for the quarter. System-wide domestic comparable sales for the 2006 fiscal year decreased 0.6 percent, with domestic franchise restaurant comparable sales down 0.5 percent and company comparable restaurant sales down
1.0 percent.

Other results for the fiscal year ended December 31, 2006 included:

     o Total system-wide sales for the 2006 fiscal year increased by 9.0 percent over 2005. Excluding the extra week, system-wide sales for the 2006 fiscal year increased by 6.8 percent over 2005. System-wide sales are a non-GAAP financial measure that includes sales at all company and franchise Applebee's restaurants, as reported by franchisees. The company believes that system-wide sales information is useful in analyzing Applebee's market share and growth, and because franchisees pay royalties and contribute to the national advertising pool based on a percentage of their sales.

     o Applebee's ended the year with 1,930 restaurants system-wide (521 company and 1,409 franchise restaurants). There were 143 new Applebee's restaurants opened system-wide during fiscal year 2006, the 14th consecutive year of at least 100 new restaurant openings, including 35 company and 108 franchised restaurants.

     o During fiscal year 2006, the company repurchased 1,760,500 shares of common stock at an average price of $21.88 for an aggregate cost of $38.5 million. As of December 31, 2006, $240.4 million remained available under the company's previous stock repurchase authorization.

     o In December 2006, the company entered into a new five-year $400 million revolving credit facility, which replaced its prior $250 million facility. As of December 31, 2006, the company had total debt outstanding of $175.2 million, with $214.4 million available under its revolving credit facility.

Dave Goebel, president and chief executive officer, said, "While acknowledging a difficult macro environment for casual dining, all of our company restaurant and support center associates, as well as our valuable franchise partners, are focused on improving the things that are within our control. Our long-term strategies are designed to make Applebee's more relevant to all of our guests with the goal of driving guest traffic and higher average unit volumes through existing restaurants, with less emphasis on new restaurant development. Our key strategic initiatives in 2007 include continued improvement of our food, evolution of our advertising, and a greater emphasis on communicating our value proposition to our guests. I'm very pleased that George Williams has joined the Applebee's team as chief marketing officer and look forward to the impact he can have on our consumer research, messaging and creative direction.

                                    - more -

February 14, 2007
Page 3


"As we announced yesterday, our Board of Directors has formed a committee of independent directors to explore strategic alternatives for enhancing shareholder value. As we have said in the past, management and our Board of Directors believe it is important to periodically evaluate our operations and capital structure, particularly in times of challenging industry and company performance. While we can't predict the outcome of this process, all strategic alternatives are being reviewed."

A conference call to review the fourth quarter and fiscal year 2006 results will be held on Thursday morning, February 15, 2007, at 10:00 a.m. Central Time (11:00 a.m. Eastern Time). The conference call will be broadcast live over the Internet and a replay will be available shortly after the call on the Investors section of the company's website (www.applebees.com).

Applebee's International, Inc., headquartered in Overland Park, Kan., develops, franchises and operates restaurants under the Applebee's Neighborhood Grill & Bar brand, the largest casual dining concept in the world. There are currently 1,942 Applebee's restaurants operating system-wide in 49 states and 17 international countries. Additional information on Applebee's International can be found at the company's website (www.applebees.com).


                                      # # #

                 APPLEBEE'S INTERNATIONAL, INC. AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF EARNINGS
                                   (Unaudited)
                    (in thousands, except per share amounts)

                                                            14 Weeks         13 Weeks        53 Weeks         52 Weeks
                                                              Ended            Ended           Ended            Ended
                                                           December 31,     December 25,    December 31,     December 25,
                                                              2006             2005            2006             2005
                                                          -------------    -------------   -------------    -------------
Operating revenues:
     Company restaurant sales..........................     $305,293         $266,807       $1,196,258       $1,082,641
     Franchise royalties and fees......................       36,274           31,723          139,855          128,813
     Other franchise income............................          453            1,643            1,808            5,196
                                                          -------------    -------------   -------------    -------------
        Total operating revenues.......................      342,020          300,173        1,337,921        1,216,650
                                                          -------------    -------------   -------------    -------------
Cost of company restaurant sales:
     Food and beverage.................................       82,528           70,767          319,813          286,522
     Labor.............................................      103,084           89,493          403,516          358,563
     Direct and occupancy..............................       84,439           75,545          323,843          287,656
     Pre-opening expense...............................        1,326            1,243            4,348            4,767
                                                          -------------    -------------   -------------    -------------
        Total cost of company restaurant sales.........      271,377          237,048        1,051,520          937,508
                                                          -------------    -------------   -------------    -------------
Cost of other franchise income(a)......................          958            2,054            2,699            4,892
General and administrative expenses....................       37,297           28,513          140,824          109,768
Amortization of intangible assets......................          159              220              721              878
Impairment and other restaurant closure costs..........        2,300              --             8,800            3,900
Loss on disposition of property and equipment..........          881              726            2,573            2,067
                                                          -------------    -------------   -------------    -------------
Operating earnings.....................................       29,048           31,612          130,784          157,637
                                                          -------------    -------------   -------------    -------------
Other income (expense):
     Investment income.................................        1,423              719            2,768            1,695
     Interest expense..................................       (2,912)          (2,162)         (11,421)          (4,365)
     Other income (expense)............................         (522)             150               16            1,762
                                                          -------------    -------------   -------------    -------------
        Total other expense............................       (2,011)          (1,293)          (8,637)            (908)
                                                          -------------    -------------   -------------    -------------
Earnings before income taxes and cumulative effect
     of change in accounting principle.................       27,037           30,319          122,147          156,729
Income taxes(b)........................................        8,527            9,574           41,241           54,702
                                                          -------------    -------------   -------------    -------------
Earnings before cumulative effect of change in
     accounting principle..............................       18,510           20,745           80,906          102,027
Cumulative effect of change in accounting principle,
     net of tax........................................          --              (225)             --              (225)
                                                          -------------    -------------   -------------    -------------
Net earnings...........................................     $ 18,510         $ 20,520       $   80,906       $  101,802
                                                          =============    =============   =============    =============

Basic net earnings per common share:
     Basic earnings before cumulative effect
        of change in accounting principle..............     $   0.25         $   0.27       $     1.09       $     1.30
     Cumulative effect of change in
        accounting principle, net of tax...............          --               --               --               --
                                                          -------------    -------------   -------------    -------------
Basic net earnings per common share....................     $   0.25         $   0.27       $     1.09       $     1.29
                                                          =============    =============   =============    =============

Diluted net earnings per common share:
     Diluted earnings before cumulative effect of
        change in accounting principle.................     $   0.25         $   0.27       $     1.08       $     1.28
     Cumulative effect of change in
        accounting principle, net of tax...............          --               --               --                --
                                                          -------------    -------------   -------------    -------------
Diluted net earnings per common share..................     $   0.25         $   0.27       $     1.08       $     1.27
                                                          =============    =============   =============    =============

Basic weighted average shares outstanding..............       73,883           75,525           74,001           78,650
                                                          =============    =============   =============    =============
Diluted weighted average shares outstanding............       74,859           76,542           74,936           80,010
                                                          =============    =============   =============    =============

(a) The company recorded an expense of $630,000 and $500,000 in the fourth quarter of 2006 and 2005, respectively, to increase reserves for estimated insurance losses incurred by franchise participants of its captive insurance subsidiary that may not be recovered.

(b) The income tax rate for the fourth quarter of 2006 benefited from higher employment-related tax credits. Fourth quarter 2005 net earnings reflected a decrease in income tax expense of $1.1 million due to the resolution of a state income tax matter.

                 APPLEBEE'S INTERNATIONAL, INC. AND SUBSIDIARIES
             RECONCILIATION OF NON-GAAP MEASUREMENTS TO GAAP RESULTS
                                   (Unaudited)
                    (in thousands, except per share amounts)

In addition to the results provided in accordance with Generally Accepted Accounting Principles ("GAAP") throughout this document, the company has provided non-GAAP measurements which present operating results on a basis before impairment and other restaurant closure costs, legal expenses related to the pending settlement of a lawsuit, and stock-based compensation.

The company adopted the fair value recognition provisions of Statement of Financial Accounting Standards No. 123R, "Share-Based Payment" ("SFAS 123R") at the beginning of fiscal year 2006. SFAS 123R requires all stock-based compensation, including grants of employee stock options, to be recognized in the statement of earnings based on fair value. The company adopted this accounting treatment using the modified prospective transition method; therefore results for prior periods have not been restated. Prior to the adoption of SFAS 123R, the company accounted for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations.

The company is using earnings before impairment and other restaurant closure costs, legal expenses related to the pending settlement of a lawsuit and stock-based compensation as a key performance measure of results of operations for purposes of evaluating performance internally. In addition, the company's internal reporting and budgeting, as well as the calculation of its incentive compensation payments, includes the use of reported amounts excluding stock-based compensation. This non-GAAP measurement is not intended to replace the presentation of our financial results in accordance with GAAP. Rather, the company believes that the presentation of earnings before impairment and other restaurant closure costs, legal expenses related to the pending settlement of a lawsuit and stock-based compensation provides additional information to facilitate the comparison of past and present operations.


                                                             14 Weeks           13 Weeks           53 Weeks           52 Weeks
                                                              Ended              Ended              Ended              Ended
                                                           December 31,       December 25,       December 31,       December 25,
                                                               2006               2005               2006               2005
                                                          ---------------    ---------------    ---------------    ---------------
Impairment and other restaurant closure costs.......       $   (2,300)        $       --         $   (8,800)        $   (3,900)
Legal expenses related to lawsuit...................              --                  --             (1,500)               --
Stock-based compensation(a).........................           (5,210)               (566)          (21,794)            (2,231)
Income taxes........................................            2,369                 208            10,904              2,182
                                                          ---------------    ---------------    ---------------    ---------------
  Impairment and other restaurant closure costs,
     legal expenses and stock-based compensation,
     net of tax.....................................       $   (5,141)        $      (358)       $  (21,190)        $   (3,949)
                                                          ===============    ===============    ===============    ===============

Diluted weighted average shares outstanding.........           74,859              76,542            74,936             80,010
                                                          ===============    ===============    ===============    ===============

Diluted earnings per share impact of impairment
  and other restaurant closure costs, legal
  expenses and stock-based compensation.............       $    (0.07)        $       --         $    (0.28)        $    (0.05)
                                                          ===============    ===============    ===============    ===============

Reconciliation of earnings before impairment and
  other restaurant closure costs, legal expenses
  and stock-based compensation to net earnings:
     Earnings before impairment and other
       restaurant closure costs, legal expenses
       and stock-based compensation.................       $   23,651         $    20,878        $  102,096         $  105,751
     Impairment and other restaurant closure
       costs, legal expenses and stock-based
       compensation, net of tax.....................           (5,141)               (358)          (21,190)            (3,949)
                                                          ---------------    ---------------    ---------------    ---------------
     Net earnings...................................       $   18,510         $    20,520        $   80,906         $  101,802
                                                          ===============    ===============    ===============    ===============

Reconciliation of earnings per share before
  impairment and other restaurant   closure costs,
  legal expenses and stock-based compensation to
  reported earnings per share:
     Diluted earnings per share before impairment
       and other restaurant closure costs,
       legal expenses and stock-based compensation..       $     0.32         $      0.27        $     1.36         $     1.32
     Diluted earnings per share impact of
       impairment and other restaurant closure
       costs, legal expenses and
       stock-based compensation.....................            (0.07)                --              (0.28)             (0.05)
                                                          ---------------    ---------------    ---------------    ---------------
       Reported diluted earnings per share..........       $     0.25         $      0.27        $     1.08         $     1.27
                                                          ===============    ===============    ===============    ===============

(a) Stock-based compensation for the fourth quarter of 2006 includes $227,000 in cost of company restaurant sales and $4,983,000 in general and administrative expenses. Stock-based compensation for the 53 weeks ended December 31, 2006 includes $930,000 in cost of company restaurant sales and $20,864,000 in general and administrative expenses. Stock-based compensation for both periods in 2005 represents restricted stock expense which was included entirely in general and administrative expenses.


The following table sets forth, for the periods indicated, information derived from the company's unaudited consolidated statements of earnings expressed as a percentage of total operating revenues, except where otherwise noted. Percentages may not add due to rounding.

                                                            14 Weeks Ended   13 Weeks Ended   53 Weeks Ended   52 Weeks Ended
                                                             December 31,     December 25,     December 31,     December 25,
                                                                 2006             2005             2006             2005
                                                            ---------------  ---------------  ---------------  ---------------
  Operating revenues:
       Company restaurant sales.........................           89.3%           88.9%            89.4%           89.0%
       Franchise royalties and fees.....................           10.6            10.6             10.5            10.6
       Other franchise income...........................            0.1             0.5              0.1             0.4
                                                            ---------------  ---------------  ---------------  ---------------
          Total operating revenues......................          100.0%          100.0%           100.0%          100.0%
                                                            ===============  ===============  ===============  ===============
  Cost of sales (as a percentage of company
    restaurant sales):
       Food and beverage................................           27.0%           26.5%            26.7%           26.5%
       Labor............................................           33.8            33.5             33.7            33.1
       Direct and occupancy.............................           27.7            28.3             27.1            26.6
       Pre-opening expense..............................            0.4             0.5              0.4             0.4
                                                            ---------------  ---------------  ---------------  ---------------
          Total cost of sales...........................           88.9%           88.8%            87.9%           86.6%
                                                            ===============  ===============  ===============  ===============

  Cost of other franchise income (as a percentage of
    other franchise income).............................          211.5%          125.0%           149.3%           94.1%
  General and administrative expenses...................           10.9             9.5             10.5             9.0
  Amortization of intangible assets.....................             --             0.1              0.1             0.1
  Impairment and other restaurant closure costs.........            0.7              --              0.7             0.3
  Loss on disposition of property and equipment.........            0.3             0.2              0.2             0.2
                                                            ---------------  ---------------  ---------------  ---------------
  Operating earnings....................................            8.5            10.5              9.8            13.0
                                                            ---------------  ---------------  ---------------  ---------------
  Other income (expense):
       Investment income................................            0.4             0.2              0.2             0.1
       Interest expense.................................           (0.9)           (0.7)            (0.9)           (0.4)
       Other income (expense)...........................           (0.2)             --               --             0.1
                                                            ---------------  ---------------  ---------------  ---------------
          Total other expense...........................           (0.6)           (0.4)            (0.6)           (0.1)
                                                            ---------------  ---------------  ---------------  ---------------
  Earnings before income taxes and cumulative effect
       of change in accounting principle................            7.9            10.1              9.1            12.9
  Income taxes..........................................            2.5             3.2              3.1             4.5
                                                            ---------------  ---------------  ---------------  ---------------
  Earnings before cumulative effect of change in
       accounting principle.............................            5.4             6.9              6.0             8.4
  Cumulative effect of change in accounting principle,
       net of tax.......................................             --            (0.1)              --              --
                                                            ---------------  ---------------  ---------------  ---------------
  Net earnings..........................................            5.4%            6.8%             6.0%            8.4%
                                                            ===============  ===============  ===============  ===============


The following table sets forth certain unaudited financial information and other restaurant data relating to company and franchise restaurants, as reported to us by franchisees:

                                                        14 Weeks           13 Weeks           53 Weeks          52 Weeks
                                                          Ended              Ended              Ended             Ended
                                                       December 31,       December 25,       December 31,      December 25,
                                                          2006               2005               2006              2005
                                                      --------------     --------------    ---------------    --------------
Number of restaurants:
     Company:
         Beginning of period.......................          512                473                 486                424
         Restaurant openings.......................           10                 13                  35                 52
         Restaurant closings.......................           (1)                --                  (4)                (1)
         Restaurants acquired from franchisees.....           --                 --                   4                 11
                                                      --------------     --------------    ---------------    --------------
         End of period.............................          521                486                 521                486
                                                      --------------     --------------    ---------------    --------------
     Franchise:
         Beginning of period.......................        1,372              1,282               1,318              1,247
         Restaurant openings.......................           41                 40                 108                 92
         Restaurant closings.......................           (4)                (4)                (13)               (10)
         Restaurants acquired from franchisees.....           --                 --                  (4)               (11)
                                                      --------------     --------------    ---------------    --------------
         End of period.............................        1,409              1,318               1,409              1,318
                                                      --------------     --------------    ---------------    --------------
     Total:
         Beginning of period.......................        1,884              1,755               1,804              1,671
         Restaurant openings.......................           51                 53                 143                144
         Restaurant closings.......................           (5)                (4)                (17)               (11)
                                                      --------------     --------------    ---------------    --------------
         End of period.............................        1,930              1,804               1,930              1,804
                                                      ==============     ==============    ===============    ==============

Weighted average weekly sales per restaurant:
     Company.......................................    $  42,226          $  42,723         $    44,637        $    45,552
     Domestic franchise............................    $  47,162          $  46,833         $    49,521        $    49,564
     Domestic total................................    $  45,762          $  45,678         $    48,134        $    48,462

Change in comparable restaurant sales:(1)
     Company.......................................         (1.4)%             (0.9)%              (1.0)%             (0.9)%
     Domestic franchise............................         (1.0)%              1.5 %              (0.5)%              2.6 %
     Domestic total................................         (1.1)%              0.9 %              (0.6)%              1.7 %

Total operating revenues (in thousands):
     Company restaurant sales(2)...................    $ 305,293          $ 266,807         $ 1,196,258        $ 1,082,641
     Franchise royalties and fees(3)...............       36,274             31,723             139,855            128,813
     Other franchise income(4).....................          453              1,643               1,808              5,196
                                                      --------------     --------------    ---------------    --------------
     Total.........................................    $ 342,020          $ 300,173         $ 1,337,921        $ 1,216,650
                                                      ==============     ==============    ===============    ==============

(1) When computing comparable restaurant sales, restaurants open for at least 18 months are compared from period to period.

(2) The 2006 fiscal year included 53 weeks as compared to 52 weeks in the 2005 fiscal year. There were 14 weeks in the fourth quarter of 2006 as compared to 13 weeks in the fourth quarter of 2005. The extra week in 2006 contributed $24.3 million to company restaurant sales.

(3)  Franchise  royalties  are  generally  4%  of  each  franchise  restaurant's reported monthly gross sales. Reported franchise sales (including international restaurants), in thousands, were $904,308 and $779,076 in the 2006 quarter and the 2005 quarter, respectively, and $3,498,967 and $3,223,505 in the 2006 fiscal year and the 2005 fiscal year, respectively. The extra week in 2006 contributed $73.5 million to franchise restaurant sales, or approximately $2.9 million in franchise royalties. Franchise fees typically are $35,000 for each restaurant opened.

(4) Other franchise income includes revenue from information technology products and services provided to certain franchisees. In addition, the 2005 quarter and 2005 fiscal year included insurance premiums from franchisee participation in our captive insurance program.

                                      # # #